THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT, OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

WARRANT TO PURCHASE COMMON STOCK
of
JADE MOUNTAIN CORPORATION

This Warrant (the "Warrant") is issued to Douglas Financial, LLC ("Holder") by Jade Mountain Corporation, a Nevada Corporation (the "Company"), on October __, 2007 (the "Warrant Issue Date") for the consideration stated in the letter dated September 4, 2007, from Douglas Financial, LLC, to Dejun Zou, receipt of which is hereby acknowledged.

1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing), to purchase from the Company 382,500 shares of Common Stock of the Company (the "Warrant Shares") at the Exercise Price (as defined below), subject to adjustment as provided in Section 7 hereof.

2. Exercise Price. The exercise price for the Warrant Shares shall be $5.376 per Warrant Share, as adjusted from time to time pursuant to Section 7 hereof (the "Exercise Price").

3. Exercise Period. This Warrant shall be exercisable, in whole or in part, during the term commencing on the Warrant Issue Date and ending on the earlier of: (i) the sixth (6th) anniversary of the date hereof; or (ii) immediately preceding a Change of Control. The term "Change of Control" shall mean: (a) the acquisition of the Company pursuant to a consolidation of the Company with or a merger of the Company with or into any other person in which the Company is not the surviving corporation (other than a reincorporation); or (b) the sale of all or substantially all of the assets of the Company to any other person. In the event of a Change of Control, the Company shall provide the Holder with thirty (30) days' prior written notice of the event constituting the Change of Control. Further, in the event of a Change of Control whereby: (x) the consideration to be received by Holder in the event of Change of Control in respect of the Common Stock exceeds the exercise price of the Warrant; and (ii) Holder has not notified the Company of Holder's intent to exercise the Warrant within the 30 days' notice provision contained in this Section 3, then in such event the Warrant shall be deemed automatically exercised as of the closing of the transaction or event constituting the Change of Control.

4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

(a) (i) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Exercise attached hereto, to the Secretary of the Company at its principal offices; and (ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased; or

(b) In lieu of exercising this Warrant pursuant to Section 4(a), the holder may elect to receive shares of Common Stock equal to the value of this Warrant determined in the manner described below (or any portion thereof remaining unexercised) upon delivery of this Warrant at the offices of the Company or at such other address as the Company may designate by notice in writing to the registered holder hereof with the Notice of Cashless Exercise Form annexed hereto duly executed. In such event the Company shall issue to the holder a number of shares of the Company's Common Stock computed using the following formula:

$$X = \frac{Y\,(A-B)}{A}$$

Where X = the number of shares of Common Stock to be issued to the holder.

Y = the number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

A = the Market Value of the Company's Common Stock on the business day immediately preceding the day on which the Notice of Cashless Exercise is received by the Company.

B = Warrant Price (as adjusted to the date of such calculation).

(c) For purposes of this Warrant, the Market Value of a share of Common Stock on any date shall be equal to (i) the closing bid price per share as published by a national securities exchange on which shares of Common Stock (or other units of the security) are traded (an "Exchange") on such date or, if there is no bid for Common Stock on such date, the bid price on such exchange at the close of trading on the next earlier date or, (ii) if shares of Common Stock are not listed on a national securities exchange on such date, the closing bid price per share as published on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") National Market System if the shares are quoted on such system on such date, or (iii) the closing bid price in the over-the-counter market at the close of trading on such date if the shares are not traded on an exchange or listed on the NASDAQ National Market System, or (iv) if the Common Stock is not traded on a national securities exchange or in the over-the-counter market, the fair market value of a share of Common Stock on such date as determined in good faith by the Board of Directors. If the Holder disagrees with the determination of the Market Value of any securities of the Company determined by the Board of Directors under Section 4(c)(iv) the Market Value of such securities shall be determined by an independent appraiser acceptable to the Company and the Holder (or, if they cannot agree on such an appraiser, by an independent appraiser selected by each of them, and Market Value shall be the median of the appraisals made by such appraisers). If there is one appraiser, the cost of the appraisal shall be shared equally between the Company and the Holder. If there are two appraisers, each of the Company and the Holder shall pay for its own appraisal.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within thirty (30) days of the delivery of the notice of exercise.

6. Issuance of Shares. The Company covenants that the Warrant Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Kind and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant (i) subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, (ii) issue additional shares of its Common Stock or other equity securities as a dividend with respect to any shares of its Common Stock, or (iii) declare a cash dividend with respect to any shares of its Common Stock, the number of shares of Common Stock issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock or cash dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Warrant Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 8(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization, or change in the Common Stock of the Company (other than as a result of a subdivision, combination, or stock dividend provided for in Section 7(a) above), then, as a condition of such reclassification, reorganization, or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant (subject to adjustment of the Exercise Price as provided in this Section 7), the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a Holder of the same number of shares of Common Stock as were purchasable by the Holder immediately prior to such reclassification, reorganization, or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the purchase price per share payable hereunder, provided the aggregate purchase price shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made in the number or kind of shares purchasable upon exercise of the Warrant, or in the Exercise Price, the Company shall promptly notify the Holder of such event and of the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

(d) Issuance of New Warrant. Upon the occurrence of any of the events listed in this Section 7 that results in an adjustment of the type, number or exercise price of the securities underlying this Warrant, the Holder shall have the right to receive a new warrant reflecting such adjustment upon the Holder tendering this Warrant in exchange. The new warrant shall otherwise have terms identical to this Warrant.

8. Reservation of Shares. Pursuant to the terms and conditions of this Warrant, Company shall reserve an appropriate number of shares of Company's Common Stock to facilitate the issuance of Warrant Shares to Holder pursuant to this Warrant.

9. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

10. No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the shares of Common Stock issuable on the exercise hereof, including (without limitation) the right to vote such shares of Common Stock, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the Notices required under this Warrant.

11. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns.

12. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) one day after being sent, when sent by professional overnight courier service, or (iii) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

13. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

14. Governing Law. This Warrant shall be governed by the laws of the State of New York as applied to agreements among New York residents made and to be performed entirely within the State of New York.

IN WITNESS WHEREOF, Jade Mountain Corporation has caused this Warrant to be executed by an officer thereunto duly authorized.

JADE MOUNTAIN CORPORATION

By: ______________________________

Zou Dejun
Chief Executive Officer

NOTICE OF EXERCISE

To: Jade Mountain Corporation No. 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People's Republic of China 116100	Aggregate Price of of Warrant	$ ________________
	Aggregate Price Being Exercised:	$ ________________
Attention: Bruce Richardson, Chief Financial Officer		
	Warrant Price (per share):	$ ________________
	Number of Shares of Common Stock to be Issued Under this Notice:	________________

The undersigned hereby elects to purchase ________________ shares of the Common Stock of Jade Mountain Corporation pursuant to the terms of the attached Warrant, and payment of the Exercise Price per share required under such Warrant accompanies this notice.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

WARRANTHOLDER:

____

By:
Name:
Address: ______________________

____
Date: ________________________
Name in which shares should be registered: ________________

NOTICE OF EXERCISE
PURSUANT TO NET ISSUE ("CASHLESS") EXERCISE PROVISIONS

To: Jade Mountain Corporation No. 11 Youquan Road, Zhanqian Street, Jinzhou District, Dalian, People's Republic of China 116100	Aggregate Price of of Warrant $ ______________
	Aggregate Price Being Exercised: $ ______________
Attention: Bruce Richardson, Chief Financial Officer	
	Warrant Price (per share): $ ______________
	Number of Shares of Common Stock to be Issued Under this Notice: ______________

CASHLESS EXERCISE

Gentlemen:

The undersigned, registered holder of the Warrant to Purchase Common Stock delivered herewith (the "Warrant") hereby irrevocably exercises such Warrant for, and purchases thereunder, shares of the Common Stock of **JADE MOUNTAIN CORPORATION**, a Nevada corporation, as provided below. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given in the Warrant. The portion of the Aggregate Price (as hereinafter defined) to be applied toward the purchase of Common Stock pursuant to this Notice of Exercise is $________, thereby leaving a remainder Aggregate Price (if any) equal to $________. Such exercise shall be pursuant to the net issue exercise provisions of Section 4(b) of the Warrant; therefore, the Holder makes no payment with this Notice of Exercise. The number of shares to be issued pursuant to this exercise shall be determined by reference to the formula in Section 4(b)of the Warrant which requires the use of the Market Value (as defined in Section 4(c) of the Warrant) of the Company's Common Stock on the business day immediately preceding the day on which this Notice is received by the Company. To the extent the foregoing exercise is for less than the full Aggregate Price of the Warrant, the remainder of the Warrant representing a number of Shares equal to the quotient obtained by dividing the remainder of the Aggregate Price by the Warrant Price (and otherwise of like form, tenor and effect) may be exercised under Section 4(a) or 4(b) of the Warrant. For purposes of this Notice the term "Aggregate Price" means the product obtained by multiplying the number of shares of Common Stock for which the Warrant is

exercisable times the Warrant Price.

Signature:____________________________________

Address:_____________________________________

Date:____

Name in which shares should be registered: __________________________